Exhibit 99.1

Francesca's Holdings Terminates Employment of CFO Gene Morphis

Following Board Investigation Of His Use of Social Media

Search Underway For New CFO; Cynthia Thomassee To Serve As Interim CFO

Expects To Report Q1 Same Store Sales Above Prior Guidance; Raises Q1 EPS Guidance To $0.17-$0.18

HOUSTON, TX, May 14, 2012-- Francesca's Holdings Corporation (Nasdaq: FRAN) today announced that it has terminated for cause the employment of Chief Financial Officer Gene Morphis, based on an investigation by the Board of Directors with the assistance of outside counsel, which has found that he improperly communicated Company information through social media. The investigation was launched after the Company discovered this activity on May 11, 2012.

A search for a new Chief Financial Officer is underway. Cynthia Thomassee, Francesca’s Controller since 2007 and Vice President of Accounting since 2010, will serve as Interim Chief Financial Officer.

The Company also announced today that it expects to report same store sales for the fiscal first quarter ended April 28, 2012 above its previously announced guidance and, as a result, Francesca’s is raising its earnings per diluted share guidance from $0.14-$0.15 to $0.17-$0.18. The Company will announce first quarter results on June 7, 2012, at which time it will host a conference call for the investment community.

Greg Brenneman, Chairman of the Board of Directors, said, “Francesca's has delivered consistent, high-quality results for customers and public investors. We are disappointed by this situation but we expect our executives to comply with all Company policies. We acted immediately on Friday afternoon when we first became aware of the matter and have moved swiftly to replace Mr. Morphis based on the findings of the investigation. We appreciate Cindy stepping into the CFO role on an interim basis as we conduct a search for a permanent replacement.”

John De Meritt, President and Chief Executive Officer, stated, “As evidenced by today’s sales and earnings update, Francesca’s continues to perform well. We are confident in the trajectory of the Company and believe our merchandising strategy and differentiated shopping experience will help us to continue to deliver strong financial performance.”

About Francesca's Holdings Corporation

Francesca's Collections is a growing specialty retailer with retail locations designed and merchandised to feel like independently owned, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and uniquely balanced mix of high-quality, trend-right apparel, jewelry, accessories and gifts at attractive prices. Francesca's Collections appeals to the 18-35 year-old, fashion conscious, female customer, although the Company finds that women of all ages are attracted to the eclectic and sophisticated merchandise selection and boutique setting. Francesca's Collections' boutiques carry a broad selection but limited quantities of individual styles and new merchandise is introduced five days a week.

Additional Information

For additional information on Francesca's, please visit www.francescas.com.

Forward Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement our growth strategies or manage our growing business; possible inability to successfully open new boutiques as planned; and possible inability to sustain levels of comparable-boutique sales. For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

Contacts:

Investors/Media

ICR, Inc.

Jean Fontana/Joseph Teklits

203-682-8200

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